INTERIM MANAGEMENT AGREEMENT

(the “Agreement”)

between

OCEANFREIGHT INC.

of Majuro, Marshall Islands, lawfully represented (hereinafter sometimes the Owner)

and

Cardiff Marine Inc.

of Monrovia, Liberia, lawfully represented (hereinafter sometimes the Interim Manager)

Whereas the Owner shall be engaged through subsidiaries in the ownership and operation of cargo vessels trading worldwide estimated to commence in April 2007.

Whereas the Owner is pursuing a process of an Initial Public Offering (IPO) and listing of its common shares on the Nasdaq Global Market.

Whereas the Owner will require interim management services in connection with the delivery and operation of the Owner’s initial fleet of up to seven (7) drybulk carriers (each a “Vessel” and collectively, the “Vessels”) to be purchased by respective wholly owned subsidiaries of the Owner.

Whereas the Interim Manager has established a reputation and a record as a provider of safe and efficient shipmanagement services.

Whereas the Owner and the Interim Manager desire to enter into an interim management agreement on the terms and conditions provided herein.

IT IS HEREBY AGREED THAT

1.

Interim Management Fee.  Owner shall provide an advance payment of U.S. Dollars Two Hundred Thousand ($200,000) on the date of the closing of the Owner’s initial public offering of common shares in consideration of interim management services performed hereunder.

2.

Interim Management Services.  As may be requested the Interim Manager shall assist the Owner to take delivery of the Vessels and commence operation of the Vessels during the term of this Agreement.  In furtherance thereof, the Interim Manager shall perform the following services:

Interim Management Agreement

a)

PURCHASE AND SALE OF VESSELS

The Interim Manager shall identify vessels for purchase, perform class records review and physical inspection and make recommendations to the Owner as to whether any vessel should be purchased.  Reasonable costs incurred by the Interim Manager for inspection of such Vessels for possible purchase shall be fully reimbursed by the Owner against presentation of receipts or other evidence of payment reasonably acceptable to the Owner.

After approval has been granted by the Owner for the purchase of an identified vessel, the Interim Manager shall on behalf of the Owner proceed to purchase same under the best possible terms and conditions in accordance with industry standards on terms of purchase which have been agreed or are to be agreed by the Owner.  For the avoidance of doubt, the Interim Manager shall designate the Owner or its wholly-owned subsidiary as the nominee of the buyer under the respective Memorandum of Agreement.

The Interim Manager shall also sell vessel(s) on behalf of the Owner at its request.  The Interim Manager shall proceed to market the vessel for sale, solicit offers, negotiate the sale of any of the Owner’s vessels under the best possible terms and conditions in accordance with industry standards and arrange the sale of same on terms agreed by the Owner.

The Interim Manager in conjunction with the respective Technical Manager shall perform all functions necessary to enable the Owner to physically deliver any of the Owner’s vessels to her contractual buyer.

b)

TAKING DELIVERY OF VESSELS

The Interim Manager in conjunction with the respective Technical Manager shall perform class records review and physical inspection and make recommendations to the Owner as to the condition of the Vessels.

The Interim Manager in conjunction with the respective Technical Manager shall perform all functions necessary to allow the Owner to take physical delivery of the Vessels and proceed with commercially managing same.

c)

CHARTERS

The Interim Manager shall seek and negotiate employment for each Vessel under voyage or period charter or under any other form of contract and approve, conclude and execute any such contract only upon receipt of written instructions from the Owner.

Interim Management Agreement

The Interim Manager will use due diligence to ensure that the Vessels will be employed between safe ports, safe anchorages and safe berths, so far as this can be established by exercising due diligence.

The Interim Manager shall arrange the scheduling of the Vessels according to the terms of the Vessels’ employment.

The Interim Manager shall carry out all necessary communications with shippers, charterers and others involved with their receiving and handling of the Vessels at the loading and discharging ports, including notices required under the terms of the Vessels’ employment.

The Interim Manager shall on behalf of and in the name of the Owner issue or cause to be issued to shippers customary bills of lading or other documents required under the terms of the Vessels’ employment.

The Owner authorizes the Interim Manager to permit cargo discharge in accordance with Letter of Indemnities issued, or invocation of same, and signed by the charterers and/or bank, working as per Owner's P&I club.

The Interim Manager shall invoice on behalf of the Owner all freights and other sums due to the Owner and accounts receivables arising from the operation of the Vessels. To give receipts therefore, to make any and all claims for monies due to the Owner and to issue releases upon receipt of payment of such claims and in connection with the settlement of such claims.

The Interim Manager shall furnish the Master of the Vessels appropriate voyage instructions and monitor voyage performance. The Interim Manager shall use its best efforts to achieve the most economical, efficient and quick dispatch of the Vessels between ports and at ports and terminals.

With prior written consent of the Owner, the Interim Manager shall institute, defend, intervene in, settle, compromise or abandon any legal proceedings by or against the Owner or by or against any Vessel or which in any way concerns any Vessel, its respective freight, earnings and disbursements or concerning the crews and officers on board the Vessel and for the purposes of this clause the expression "Legal proceedings" shall include arbitration, civil, regulatory and criminal proceedings of all kinds. The handling of all such claims and legal matters shall always be consistent with the instructions and requirements of the Vessels' P&I club, Hull Underwriters, or other insurers.

Interim Management Agreement

d)

POST FIXTURE

If required the Interim Manager shall provide Owner the following services:

Appoint and negotiate fees for vessel husbandry agents at ports when necessary.

Negotiate, arrange and stem fuel requirements as required for intended trading.

Arranging berths or anchorages.

Arranging for entry and clearance of the Vessels and all other services relating to the Vessels’ movements in port, including tugs and pilots.

Preparing laytime statements and or hire statements including obtaining port documents and expense supports necessary for such calculation.

e)

BUNKER SERVICES

If required the Interim Manager shall arrange for the provision of bunker fuel of the quality agreed with the Owner as required for the Vessel’s trade.

The Interim Manager shall be entitled to order bunker fuel through such brokers or suppliers as the Interim Manager deem appropriate unless the Owner instructs the Interim Manager to utilise a particular supplier which the Interim Manager will be obliged to do provided that the Owner has made prior credit arrangements with such supplier. The Owner shall comply with the terms of any credit arrangements made by the Interim Manager on their behalf.

The Interim Manager shall not in any circumstances have any liability for any bunkers which do not meet the required specification in the absence of gross negligence or wilful misconduct. The Interim Manager will, however, take such action, on behalf of the Owner, against the supplier of the bunkers, as is agreed with the Owner.

f)

INSURANCES

The Interim Manager shall arrange such insurances as the Owner shall have instructed or agreed, in particular as regards insured values, deductibles and franchises.

All insurance policies shall be in the joint names of Owner and Interim Manager as their interests may appear provided that, unless the Interim Manager gives express prior consent, no liability to pay

Interim Management Agreement

premiums or P&I calls shall be imposed on the Interim Manager, notwithstanding the restrictions on P&I cover which would thereby result. The Owner shall ensure that the Interim Manager be named as co-assured in all insurance policies even where the insurance cover is placed by others on the Owner’s behalf and not by the Interim Manager.

The Interim Manager shall arrange for banking accounts in the name of the Owner and make remittances as directed by the Owner.

g)

FINANCIAL STATEMENTS

If required, the Interim Manager shall prepare and deliver to the Owner quarterly and annual, as applicable, financial statements, prepared in accordance with the United States G.A.A.P., for up to seven of the Owner’s wholly-owned subsidiaries.

The Interim Manager shall maintain the accounts and records of up to seven (7) of the Owner’s wholly-owned shipowning subsidiaries and make them available upon request by the Owner.

h)

MONITORING - COORDINATION AND REPORTING

The Interim Manager shall monitor and coordinate with all Technical Managers and report to the Owner as to performance of each Vessel provided that the Owner has provided authority and access to the Interim Manager on all matters attended by any Technical Manager and/or any other person or Authorities whatsoever.

3.

Interim Manager's Obligations

The Interim Manager shall undertake to use all reasonable endeavours to provide the interim management services in accordance with Clause 2 hereof as agents for and on behalf of the Owner in accordance with sound ship management practices and to protect and promote the interests of the Owner in all matters relating to the provision of the interim management services; PROVIDED HOWEVER that the Interim Manager in the performance of services hereunder shall be entitled to have regard to its overall responsibility in relation to all vessels which may from time to time be entrusted to its management and in particular, but without prejudice to the generality of the foregoing, the Interim Manager shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Interim Manager in its reasonable discretion considers to be fair and reasonable.

Interim Management Agreement

4.

Owner's Obligations

4.1

The Owner shall pay all sums due to the Interim Manager punctually in accordance with the terms of this Agreement.  Time shall be of the essence in respect of the payment of all such sums.

4.2

Where the Interim Manager is not providing technical management in accordance with Clause 3.2, the Owner, or such third party as may be appointed by the Owner and identified to the Interim Manager, shall be deemed to be "the Company" as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and by the ISPS Code.

4.3

The Owner shall procure, whether by instructing the Interim Manager under Clause 3.4.1 or otherwise, that throughout the period of this Agreement the Vessel will be insured at the Owner's expense for not less than fair market value or entered for full gross tonnage, as the case may be, for:

(i)

usual hull and machinery risks (including crew negligence) and excess liabilities;

(ii)

protection and indemnity risks (including pollution risks); and

(iii)

war risks (including protection and indemnity risks and crew risks) in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with first class insurance companies underwriters or associations ("the Owner's Insurances").

4.4

The Owner shall procure that Owner's Insurances name the Interim Manager and any additional party designated by the Interim Manager as a joint assured for protection and indemnity risks (including pollution risks) and a named assured on all other policies, with the benefit of full cover and full waiver of subrogation. The Owner shall obtain cover in respect of each of the insurances specified in Clause 4.3 above (if reasonably obtainable) on terms whereby the Interim Manager and any such third party are not liable in respect of premiums or calls arising in connection with the Owner's Insurances and the Owner shall, if applicable, provide the Interim Manager with written evidence thereof within 30 days of the date of commencement and/or the date on which the Interim Manager shall notify the Owner of the appointment of any additional party and within 30 days of each renewal date.

4.5

As between the Owner and the Interim Manager, the Interim Manager shall not be responsible for paying any premiums or calls arising in connection with such insurances.  On termination of this Agreement (howsoever occasioned) or where the Owner makes a change in the P & I Club in which the Vessel is entered, the Owner shall, unless the Interim Manager shall otherwise agree, pay such release call as is required by the P & I Club in which the Vessel was entered. For the avoidance of doubt, it is agreed that the Owner shall be liable for all deductibles applying to any insurance policy.

4.6

The Owner shall deliver to the Interim Manager copies of the Vessel’s Certificate of Registry and copies of all of her trading and classification

Interim Management Agreement

certificates.  In addition, in the case of a new Vessel, the Owner shall deliver a copy of the relevant Building Contract and specification, and in the case of a secondhand vessel, a copy of the relevant Memorandum of Agreement.   The Owner shall be entitled to delete any confidential information (such as price) from the Building Contract or Memorandum of Agreement.

4.7

The Owner shall be obliged to obtain the SCAC code and International Carrier Bond as required in order to access the US Bureau of Customs and Border Protection automated manifest system, as required by 68 Fed Reg 68139, as amended.

4.8

The Owner shall provide the Interim Manager with access and authority towards the Technical Managers and/or any other person or Authorities whatsoever on all matters relating to any and all Vessels.

5.

Payments and Management of Funds

5.1

All sums paid to the Interim Manager by or on behalf of the Owner and all moneys collected by the Interim Manager under the terms of this Agreement (other than fees payable by the Owner to the Interim Manager) shall be held to the credit of the Owner in a separate interest bearing bank account or accounts, which shall be operated by the Interim Manager in trust for the Owner.

5.2

Where any sums howsoever arising and whether in respect of fees, budgeted expenditure, non-budgeted expenditure, other liabilities (present, future, liquidated or unliquidated) or expenses are owed to the Interim Manager in connection with the Vessels the Interim Manager shall be entitled but not obliged at any time or times to apply any sums standing to the credit of the accounts referred to in Clause 5.1 to settle such sums.

5.3

Notwithstanding anything contained herein, the Interim Manager shall in no circumstances be required to use or commit its own funds to finance the provision of the management services and all payments due shall be made punctually to the Interim Manager (and not any third party) in accordance with the terms of this Agreement in full without any deduction whatsoever.  To cover travel and other incidental and out of pocket expenses, the Owner shall provide the Interim Manager with a reserve of US$20,000, which sum shall be held in the Interim Manager’s bank account.

5.4

Where the Owner delays settling fees due to the Interim Manager the Owner shall pay interest thereon from the due date until the date of payment at 3% per cent over one month LIBOR in the event that such fees are not settled within five (5) business days of such due date.

5.5

In addition to the funds referred to above the Owner shall pay and/or reimburse the Interim Manager in respect of all expenses incurred prior to the Effective Date solely for the benefit of the Owner, including, but not limited to, expenses in relation to inspection of vessels to be purchased by the Owner.

Interim Management Agreement

6.

Interim Manager's Right to Sub-Contract

6.1

The Interim Manager shall be entitled to procure performance of the Interim Manager' obligations hereunder by its parent, subsidiary or associated companies or (in the case of other services) third parties (hereinafter collectively called the "Sub-Interim Manager") in accordance with the following provisions of this Clause 6.1:

  (i)

any such performance of all or any of the Interim Manager's obligations by the Sub-Interim Manager shall be and constitute full and sufficient performance by the Interim Manager of their obligations hereunder;

 (ii)

the Owner hereby agrees with the Interim Manager that insofar as the Sub-Interim Manager perform the obligations of the Interim Manager, the Sub-Interim Manager shall be entitled to the benefits of the provisions of Clause 7; and

(iii)

any performance of the Interim Manager's obligations by the Sub-Interim Manager shall be without prejudice to the rights of the Owner hereunder for any failure by the Interim Manager in performance of the Interim Manager's duties and obligations hereunder and notwithstanding performance by the Sub-Interim Manager, the Interim Manager shall remain solely responsible to the Owner for performance of its obligations hereunder.

6.2

The provisions of Clause 6.1 shall remain in force notwithstanding termination of this Agreement.

7.

Responsibilities

7.1

Force Majeure

Neither the Owner nor the Interim Manager shall be liable to the other for loss or damage resulting from delay or failure to perform this Agreement, or any contract hereunder, either in whole or in part, when any such delay or failure shall be due to causes beyond its control due to civil war, insurrections, strikes, riots, fires, floods, explosions, earthquakes, serious accidents, or any acts of God, or failure of transportation, epidemics, quarantine restrictions, or labor trouble causing cessation, slow down, or interruption of work.

In the event that a situation giving rise to force majeure which prevents a party from performing under this Agreement, the parties shall confer as to the further fulfillment or termination of this Agreement.

7.2

Liability to Owner

(i)

Without prejudice to Clause 7.1, the Interim Manager shall be under no liability whatsoever to the Owner for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel and Consequential Loss) and

Interim Management Agreement

howsoever arising in the course of performance of the management services; UNLESS to the extent same is proved to have resulted from the, gross negligence or wilful default of the Interim Manager or its employees in connection with any Vessel; in that event any liability of the Interim Manager shall be limited to direct losses (excluding indirect losses and loss of earnings) only and may not exceed a total amount of USD 600,000

(ii)

Notwithstanding anything that may appear to the contrary in this Agreement, the Interim Manager shall not be responsible for any of the actions of the Crew even if such actions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted solely from a failure to discharge its obligatons under Clause 3.1 in which case its liability shall be limited in accordance with the terms of this Clause 7.

(iii)

For the purposes of this clause, “Consequential Loss” shall mean (x) indirect losses and/or (y) loss of earnings, loss of use, loss of revenue, profit or anticipated profit, whether direct or indirect, arising from or relating to the performance of this Agreement and whether or not such losses were foreseeable at the time of entering this Agreement.

7.3

Indemnity - General

Except to the extent and solely for the amount therein set out that the Interim Manager would be liable under Clause 7.2, the Owner hereby undertakes to indemnify and hold harmless the Interim Manager and its employees, agents and sub-contractors against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including reasonable legal costs and expenses on a full indemnity basis) which the Interim Manager may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement other than arising from the gross negligence or wilful misconduct of the Interim Manager.

7.4

Indemnity - tax

Without prejudice to the general indemnity set out in Clause 7.3, the Owner hereby undertakes to indemnify and hold harmless the Interim Manager, its employees, agents and sub-contractors against all taxes, imposts and duties levied by any government, other than income taxes, as a result of the trading or other activities of the Owner or the Vessels whether or not such taxes, imposts and duties are levied on the Owner or the Interim Manager.

7.5

"Himalaya"

It is hereby expressly agreed that no employee or agent of the Interim Manager (including every sub-contractor from time to time employed by the Interim Manager and the employees of such sub-contractors) shall in

Interim Management Agreement

any circumstances whatsoever be under any liability whatsoever to the Owner for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Interim Manager or to which the Interim Manager is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Interim Manager acting as aforesaid.

7.6

The provisions of Clause 7 shall remain in force notwithstanding termination of this Agreement.

8.

Prosecution of Claims/Disputes other than Insurance

8.1

If required the Interim Manager shall handle and settle all claims arising out of the Management Services hereunder (other than insurance, average and salvage claims which shall be dealt with in accordance with Clause 4.4.) and keep the Owner informed regarding any incident of which the Interim Manager becomes aware which gives or may give rise to claims or disputes involving third parties.

8.2

The Interim Manager shall, as instructed by the Owner, bring or defend actions, suits or proceedings in connection with matters entrusted to the Interim Manager according to this Agreement.

8.3

The Interim Manager shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owner in respect of the Vessel.

8.4

The Owner shall arrange for the provision of any necessary guarantee bond or other security.

8.5

The Owner shall pay to the Interim Manager a fee for time spent by the Interim Manager in carrying out its obligations under Clause 8 and such fee shall be charged at the rate of US$750 per man per day of 8 hours.  In addition any costs incurred by the Interim Manager in carrying out their obligations according to Clause 8 shall be reimbursed by the Owner.

8.6

The Owner agrees to the use of emergency network for crisis management response and agrees to pay any fees additional to the annual retainer of any emergency network (as included in the budget) which may be incurred.

9.

Compliance with Laws and Regulations

The Interim Manager shall not do or permit anything to be done which might cause any breach or infringement of the laws and regulations of the country of registry of the Vessel, and of the places where she trades,

Interim Management Agreement

provided always that the Interim Manager's obligations under this clause shall only relate to matters which the Interim Manager is reasonably capable of fulfilling and on the understanding that the Interim Manager shall receive all necessary co-operation, information and funding from the Owner.

10.

Duration of the Agreement

10.1 Term of the Agreement

The term of this Agreement shall commence on the date of listing of the common shares of the Owner on the Nasdaq Global Market (the “Effective Date”) and continue for a period of six (6) months.  The Owner may extend this period for up to a total of another six (6) months through six (6) monthly extensions; any such extension to be notified in writing by the Owner to the Interim Manager at least 30 days in advance of the expiry of the period until then applicable.

10.2

Termination by Notice

This Agreement may be terminated by the Owner upon 30 days’ written notice; PROVIDED HOWEVER, where a Vessel is not at a safe port or anchorage on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at a safe port or anchorage.

10.3

Termination by default - Owner

(i)

The Interim Manager shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys requested by the Interim Manager from the Owner or the owners of any the Owner’s vessels shall not have been received in the Interim Manager's nominated account within ten (10) days of payment having been requested in writing by the Interim Manager or if the Owner fails to comply to the reasonable satisfaction of the Interim Manager with the requirements of clauses 2.a, 5.3 and 7.

(ii)

If the Owner

(a)

fails to meet its obligations hereunder in any material respect for reasons within its control, or

(b)

proceeds with employment of or continues to employ the Vessel in the carriage of contraband, or in an unlawful trade or in a manner which is, in the opinion of the Interim Manager, unduly hazardous or improper, then the Interim Manager may give written notice to the Owner specifying the default and requiring it to remedy the default as soon as practically possible.   In the event that the Owner fails to remedy such default (in the case of (a) above, if remediable) within a reasonable time to the reasonable satisfaction of the Interim Manager, the Interim Manager shall be entitled to terminate this Agreement with immediate effect by notice in writing.

Interim Management Agreement

10.4

Termination by Default - Interim Manager

If the Interim Manager fails to meet its obligations under this Agreement in any material respect for reasons within the control of the Interim Manager, the Owner may give written notice to the Interim Manager specifying the default and requiring it to remedy the default as soon as practically possible. In the event that the Interim Manager fails to remedy such default, if remediable, within a reasonable time to the reasonable satisfaction of the Owner, the Owner shall be entitled to terminate this Agreement with immediate effect by notice in writing.

10.5

Liquidation

This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or similar officer is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.  The Interim Manager shall be entitled to terminate this Agreement forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the owner of any vessel (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or similar officer is appointed to such owner, or if such owner suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

10.6

Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of all the Vessels or if all the Vessels suffer a total loss or are declared as a constructive or compromised or arranged total loss or are requisitioned.  Notwithstanding such deemed termination, reimbursement of funds and indemnities shall be paid in accordance with the provisions of Clause 7 for claims relating to all time prior to valid termination.

10.7

For the purpose of sub-clause 10.6 hereof:

  (i)

the date upon which each of the Vessels is to be treated as having been sold or otherwise disposed of shall be the date on which the Owner ceases to be registered as Owner of the respective Vessel;

 (ii)

each of the Vessels shall not be deemed to be lost until either she has become an actual total loss or agreement has been reached with her Underwriters that she is a constructive, compromised or arranged total loss or if such agreement with her Underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred or Owner issue a Notice of Abandonment to Underwriters.

Interim Management Agreement

10.8

The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

11)

DATA PROTECTION

11.1

In respect of any Personal Data supplied to the Owner, the Owner warrants:

(i)

that it is legally entitled to process the Personal Data and will do so only on behalf of the Interim Manager and in compliance with its instructions and will take all appropriate technical and organizational security measures to protect the Personal Data against destruction, loss, alteration, unauthorized disclosure or access and against all other unlawful forms of processing;

(ii)

to notify the Interim Manager promptly of (a) any legally binding request for disclosure of the Personal Data by a law enforcement authority unless otherwise prohibited; (b) any accidental or unauthorized access in respect of the Personal Data; (c) any request from a Data Subject for access to his Personal Data, without responding to that request, unless it has  been otherwise authorized to do so; and (d) any reason why they are unable to comply with clause 11.1(i), in which case the Interim Manager is entitled to suspend the transfer of data;

(iii)

to destroy promptly all Personal Data transferred and certify to the Interim Manager it has done so (a) if the Data Subject is not offered or does not accept employment on the Vessel and (b) on termination of this Agreement.

11.2

 "Personal Data" means any information or data relating to an identified or identifiable living individual (“Data Subject”) who can be identified from that information or data or from that information or data and other information or data which is in the possession of or likely to come into the possession of the Interim Manager.  "Processing" of Personal Data means obtaining, recording or holding Personal Data or carrying out any operation or set of operations on the Personal Data, including its organization, adaptation or alteration; its retrieval, consultation or use; its disclosure by transmission, dissemination or by being otherwise made available; or its alignment, combination, blocking, erasure or destruction.

12.

Confidentiality

12.1

Save for the purpose of enforcing or carrying out as may be necessary their respective rights or obligations, each party agrees to maintain and to use all reasonable endeavours to procure that their respective officers and employees maintain confidentiality and secrecy in respect of all information relating to the other's business received by it directly or indirectly pursuant to this Agreement.

Interim Management Agreement

12.2

As between the Owner and the Interim Manager, the Owner hereby agrees and acknowledge that all title and property in and to the management manuals of the Interim Manager and other written material of the Interim Manager concerning management functions and activities is vested in the Interim Manager and the Owner agrees not to disclose the same to any third party and, on the termination of this Agreement, to return all such manuals and other materials to the Interim Manager.  For the purposes of this Clause reference to "the Interim Manager" includes the parent, subsidiary and associated companies of the Interim Manager and any third parties providing Management Services.

13.

Third Party Rights

13.1

Any person (other than parties to this Agreement) who is given any rights or benefits under Clauses 9 or 10 (a "Third Party") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

13.2

Save as provided in Clause 17.1 above the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

13.3

The parties may amend vary or terminate this Agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of any such Third Party.

13.4

Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Agreement may not veto any amendment, variation or termination of this Agreement which is proposed by the parties and which may affect the rights or benefits of any such Third Party.

14.

Law and Arbitration

14.1

This Agreement shall be governed by English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force.

14.2

The arbitration shall be conducted in accordance with the London Maritime Arbitrators' (LMAA) Terms current at the time when the arbitration is commenced.

14.3

Save as mentioned below, the reference shall be to three arbitrators, one to be appointed by each party and the third by the two so appointed.  A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment to the other party requiring the other party to appoint its arbitrator within 14 days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and give notice that it has done so within the 14 days specified.  If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified,

Interim Management Agreement

the party referring the dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be as binding as if he had been appointed by agreement.

14.4

In cases where neither the claim nor any counterclaim exceeds the sum of US$ 50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

15.

Amendments to Agreement

The Interim Manager reserves the right to make such changes to this Agreement are necessary to take account of regulatory changes which come into force after the date hereof and which affect the operation of the Vessels.  Such changes shall be set forth in writing to the Owner and shall come into force on such date of written notice or on the date on which such regulatory or other changes come into effect (whichever shall be the later).

16.

Time Limit for Claims

Any and all liabilities of either party to the other arising under this Agreement or otherwise in relation to the Vessels (except in the case of fraud) shall be deemed to be waived and absolutely barred on the relevant date unless prior to the relevant date written particulars of any claim (giving details of the alleged breach in respect of which such claim is made and a preliminary statement of the amount claimed) have been set forth in writing by the claimant by the relevant date, and any such claim shall be deemed (if it has not previously been satisfied, settled or withdrawn) to have been withdrawn unless arbitration proceedings have been commenced under Clause 14 prior to the expiry of three months after the relevant date.  For the purposes of this Clause 16, the "relevant date" is three months after the date of termination, for whatever reason, of this Agreement.

17.

Condition of Vessel(s)

The Owner acknowledges that it is aware that the Interim Manager is unable to confirm that each Vessel, its systems, equipment and machinery are free from defects, and agrees that the Interim Manager shall not in any circumstances be liable for any losses, costs, claims, liabilities and expenses which the Owner may suffer or incur resulting from pre-existing or latent deficiencies in each Vessel, its systems, equipment and machinery..

18.

Use of Associated Companies

18.1

The Interim Manager hereby discloses to the Owner that it may, in the course of performing Management Services, utilize the services of

Interim Management Agreement

companies associated with the Interim Manager.  Without prejudice to the foregoing generality, associated companies of the Interim Manager may be used in connection with inter alia the following matters:

(i)

arranging travel to and from the Vessel for the Interim Manager’s personnel and the Crew;

(ii)

placing insurance cover for the Vessel;

(iii)

undertaking loss/average adjustment and dealing with insurance claims relating to the Vessel;

(iv)

providing legal advice in connection with matters arising from the performance of Management Services;

(v)

providing consultancy services;

(vi)

providing port agency services;

(vii)

commercial and financial broking and advisory services;

(viii)

specialist “in service” repair and maintenance services;

(ix)

specialist underwater repair and maintenance services;

(x)

consulting naval architecture and engineering services;

(xi)

ship safety, security and risk management services; and

(xii)

logistics services.

Where companies associated with the Interim Manager provide services in connection with the above or any other matters, such companies shall be entitled to charge and retain for their own benefit usual remuneration for the provision of their services (whether in the form of commission or fees).  The Interim Manager shall ensure that all such remuneration is competitive.

18.2

The Owner hereby consent to the arrangements set out in Clause 18.1.

19.

Staff Loyalty

The Owner shall not and shall procure that its parent, subsidiaries and associates shall not, during the course of this Agreement or for a period of six months following termination directly or indirectly offer any employment to any employee of the Interim Manager engaged in providing Management Services or directly or indirectly induce or solicit any such person to take up employment with the Owner or any associated or affiliated company or use the services of any such person either independently or via a third party.

20)

Assignability of Agreement

This Agreement is not assignable by either party without the prior written consent of the other.

21)

Notices

Interim Management Agreement

21.1

Any notice or other communication required to be given or made hereunder shall be in writing and may be served by sending same by  registered airmail electronic-mail, telex, facsimile or by delivering the same (against receipt) to the address of the party to be served to such address as may from time to time be notified by that party for the   purpose.

21.2 Any notice served by post as aforesaid shall be deemed conclusively duly served five days after the same shall have posted.  Notices served by telex aforesaid shall be deemed conclusively to have been served on the day following of the same, provided evidence of transmission appears on the particular notice.

21.3

Notices to the Interim Manager shall be made as follows :

Cardiff  Marine Inc.

Omega Building, 80 Kifisias Avenue

Amaroussion, GR151 25

Athens – Greece

Phone

:  210-8090270

Fax

:  210-8090275

E-Mail

:  management@cardiff.gr

Notices to the Owner shall be made as follows :

OCEANFREIGHT INC.

Athens Shipping Office

80 Kifisias Avenue

Amarousion GR 151 25

Attn: Mr. Solon Dracoulis, CAO

Phone

:

Fax      :

E-Mail

:  sdracoulis@oceanfreightinc.com

22.

Entire Agreement

22.1

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and (in relation to such subject matter) supersedes all prior discussions, understandings and agreements between the parties and all prior representations and expressions of opinion by the parties.

22.2

Each of the parties acknowledges that it is not relying on any statements, warranties, representations or understandings (whether negligently or innocently made) given or made by or on behalf of the other in relation to the subject matter hereof and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement.  The only remedy available shall be for breach of contract under the terms of this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for wilful cause of loss.

Interim Management Agreement

Signed this 11th day of April 2007

/s/ Nikos Famelis

/s/ I. Papathanasiou

Nikos Famelis

I. Papathanasiou

ON BEHALF OF THE OWNER

ON BEHALF OF THE INTERIM

MANAGER

Interim Management Agreement